Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of W&T Offshore, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2017	/s/ Tracy W. Krohn

Tracy W. Krohn
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 2, 2017	/s/ John D. Gibbons

John D. Gibbons
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)